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                                                                    EXHIBIT 10.6

                            MICRO THERAPEUTICS, INC.
                 1993 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK
                    OPTION AND RESTRICTED STOCK PURCHASE PLAN
                       (As Amended Effective May 27, 1994)


         This 1993 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN (the "Plan") is hereby established by MICRO THERAPEUTICS, INC. (the "Company") approved by the Company's Board of Directors this 30th day of September, 1993 and effective as of September 30, 1993 (the "Effective Date").


                                    ARTICLE I
                               PURPOSE OF THE PLAN

         1.1 PURPOSE. The purposes of the Plan are (a) to insure the retention of the services of existing executive personnel, key employees and non-employee directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel and key employees; (c) to provide incentive to all such personnel, employees and non-employee directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) to allow consultants, business associates and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.


                                   ARTICLE II
                                   DEFINITIONS

         2.1 ANNUAL MEETING. "Annual Meeting" means the Company's Annual Meeting of Shareholders held in September, or any postponement or adjournment thereof.

         2.2      BOARD. "Board" means the Board of Directors of the Company.

         2.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 COMMITTEE. "Committee" means the Compensation/Stock Option Committee appointed by the Board as set forth in Article X.

         2.5 COMPANY. "Company" means Micro Therapeutics, Inc., and its majority-owned subsidiaries and wholly-owned subsidiaries of its majority-owned subsidiaries, as well as any parent corporation of Micro Therapeutics, Inc.

         2.6 COMPANY STOCK. "Company Stock" means shares of the common stock of the Company.

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         2.7      DISABILITY. "Disability" means the condition, as determined by the Board or Committee, of a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve months. The Board or Committee's determination of Disability or the absence thereof shall be conclusive and binding on all interested parties.

         2.8 EXERCISE PRICE. "Exercise Price" means the price per share of Company Stock at which an Option may be exercised.

         2.9 FAIR MARKET VALUE. "Fair Market Value" means the value of one share of Company Stock, determined as follows:

         (a) If the Company Stock is not listed or admitted to trading on a stock exchange, the last sale price of the Company Stock in the over-the-counter market on the date of valuation, or,

         (b) If the Company Stock is then listed or admitted to trading on any stock exchange, the closing sale price on the date of valuation on the principal stock exchange on which the Company Stock is then listed or admitted to trading, or,

         (c) If the Company Stock is not traded publicly and no market price is available, the Fair Market Value shall be determined by the Board of Directors from time to time as provided for in Section 409 of the California Corporations Code.

         If no closing sale price is quoted on such day, or if no sale takes place on such day on such principal exchange, as the case may be, then the closing sale price on the over-the-counter market or the closing sale price of the Company Stock on such exchange on the next preceding day on which a sale occurred or closing sale price was reported, as the case may be, shall be the Fair Market Value. During such times as there is not a market price available, the Fair Market Value shall be determined by the Board or the Committee in good faith, which determination shall be conclusive and binding on all interested parties.

         2.10 INCENTIVE OPTION. "Incentive Option" means the shares of stock subject to the incentive options having the terms and conditions set forth in
Article VI below.

         2.11 NONQUALIFIED OPTION. "Nonqualified Option" means the shares of stock subject to the Nonqualified Options having the terms and conditions set forth in Article VII below.

         2.12 OFFEREE. "Offeree" means a Participant who has received a right to purchase or receive Restricted Shares under the Plan.

         2.13 OPTION. "Option" means either an Incentive Option or a Nonqualified Option.

         2.14 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to which an Option or Options are granted under the Plan.

         2.15 OPTIONEE. "Optionee" means a Participant who has received an Option.

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         2.16     PARTICIPANT. "Participant" means an individual who is either an employee (within the meaning of Code Section 3401 and the regulations thereunder) of the Company, a consultant of the Company or a key vendor of the Company.

         2.17 PLAN. "Plan" means the Micro Therapeutic 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.

         2.18 PURCHASE PRICE. "Purchase Price" means the Exercise Price times the number of whole shares of Company Stock with respect to which an Option is exercised.

         2.19 RESTRICTED SHARES. "Restricted Shares" means the shares of stock subject to the terms and conditions set forth in Article VIII below.


                                   ARTICLE III
                                   ELIGIBILITY

         3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or its parent or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive Incentive Options under the Plan. An employee who has been granted an Incentive Option may, if otherwise eligible, be granted an additional Incentive Option or Options or receive Nonqualified Options or Restricted Shares if the Board or Committee shall so determine.

         3.2 NONQUALIFIED OPTIONS AND RESTRICTED SHARES. Officers and other key employees of the Company or of any subsidiary corporation, any member of the Board of Directors of the Company provided that he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company, will be eligible to receive Nonqualified Options or purchase Restricted Shares under the Plan. An individual who has been granted a Nonqualified Option or who has received Restricted Shares may, if otherwise eligible, be granted an Incentive Option (if otherwise eligible) or an additional Nonqualified Option or Options or receive additional Restricted Shares if the Board or Committee shall so determine.


                                   ARTICLE IV
                                  COMPANY STOCK

         4.1 GRANT OF COMPANY STOCK. The shares of stock issuable under the Plan shall be shares of Company Stock that have been authorized but unissued by the Company. The total number of shares of the Company Stock which may be issued under the Plan shall not exceed, in the aggregate, 1,000,000 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Article XI below. In the event that any outstanding Incentive Option or Nonqualified Option granted under the Plan can no longer under any circumstances be exercised, for any reason, the shares of Company Stock allocable to the unexercised portion of such Incentive Option or Nonqualified Option, may again be subject to grant or issuance under the Plan.

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                                    ARTICLE V
                         OPTION GRANT AND PURCHASE PRICE

         5.1 INCENTIVE OPTIONS. The Exercise Price of the shares of Company Stock covered by each Incentive Option granted under the Plan shall not be less than the Fair Market Value of such shares on the date the Incentive Option is granted; provided, however, that the exercise price shall not be less than 110% of the Fair Market Value if the person to whom such shares are granted owns 10% or more of the total outstanding stock of the Company.

         5.2 NONQUALIFIED OPTIONS. The Exercise Price of the shares of Company Stock covered by each Nonqualified Option granted under the Plan shall not be less than the Fair Market Value of such shares on the date the Nonqualified Option is granted; provided, however, that the exercise price shall not be less than 110% of the Fair Market Value if the person to whom such shares are granted owns 10% or more of the total outstanding stock of the Company.

         5.3 RESTRICTED SHARES. The minimum purchase price for Restricted Shares to be issued under the Plan shall be 85% of the Fair Market Value of the shares either on the date the right to purchase is granted, or at the time the purchase is consummated; provided, however, the purchase price for Restricted Shares to be issued under the Plan shall be not less than the Fair Market Value of the shares either on the date the right to purchase is granted, or at the time the purchase is consummated, in the case of any person who owns 10% or more of the total outstanding stock of the Company. Without limiting the generality of the foregoing, the Administrator may determine to issue the Restricted Shares as a bonus in consideration for services rendered with the payment of no additional consideration. In the event the purchase price for Restricted Shares is less than the Fair Market Value of such shares on the date of issuance, the difference between the Fair Market Value and the purchase price shall be income to the recipient and as a condition to the issuance, the recipient shall be required to pay to the Company any applicable tax withholdings.


                                   ARTICLE VI
                                INCENTIVE OPTIONS

         6.1 TERMS SPECIFIC TO INCENTIVE OPTIONS. Each Incentive Option granted pursuant to this Plan shall be evidenced by a written Incentive Option Agreement which shall specify that the options subject thereto are Incentive Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The granting of an Incentive Option shall take place only when a written Incentive Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the Optionee to whom such Incentive Option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any Incentive Option. The Incentive Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions set forth in this Article.

         6.2 MEDIUM AND TIME OF PAYMENT. The Exercise Price upon the exercise of the Incentive Option shall be payable (a) in United States dollars payable in cash, certified check, or bank draft; (b) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Company Stock which shall be deemed to have a value to the Company equal to the aggregate Fair Market Value of such shares determined at the date of such

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exercise; (c) by the issuance of a promissory note in a form acceptable to the
Administrator, (d) by cancellation of indebtedness of the Company to Optionee,
(e) by waiver of compensation due or accrued to Optionee for services rendered,
(f) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the Optionee irrevocably elects to exercise his Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, (g) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (h) any combination of
(a), (b), (c), (d), (e), (f), or (g) above.

         6.3 GRANT OF INCENTIVE OPTION. Any Incentive Option shall be granted within ten years from the date of the adoption of this Plan or the date this Plan is approved by the shareholders of the Company, whichever is earlier.

         6.4 NUMBER OF SHARES. The Incentive Option Agreement shall state the total number of shares to which it pertains.

         6.5 INCENTIVE OPTION PRICE. The Incentive Option price shall be not less than the Fair Market Value of the shares of Company Stock on the date of the granting of the option.

         6.6 VESTING OF OPTION. The right to exercise an Option shall vest in installments, and an Option shall be exercisable from time to time in whole or in part as to any vested installment. The Optionee's right to exercise an Option shall vest at the rate of no less than 20% per year over five years from the date the option is granted.

         6.7 TERM OF INCENTIVE OPTION. Each Incentive Option granted under the Plan shall expire within a period of not more than ten years from the date the Incentive Option is granted; provided, however, that the Incentive Option shall expire within a period of not more than five years if granted to a person who is the beneficial owner of 10% or more of the outstanding stock of the Company.

         6.8 DATE OF EXERCISE. The Administrator may, in its discretion, provide that an Incentive Option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects or fulfillment of specified duties or responsibilities, or fulfillment of specified financial or other objectives. Except as may be so provided, any Incentive Option may be exercised in whole at any time or in part from time to time during its term. The vesting schedule of an issued option may not be altered. Under no circumstances will vesting of incentive stock options under the Plan be accelerated.

         6.9 TERMINATION OF EMPLOYMENT. In the event that an Optionee who is an employee of the Company shall cease to be employed by the Company or a parent or any subsidiary corporation of the Company or a corporation or a parent or subsidiary corporation of a corporation issuing and assuming an Incentive Option in a transaction to which Section 425(a) of the Internal Revenue Code

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of 1986, as amended, applies, for any reason, including, without limitation, as a result of his death or Disability, (a) all Incentive Options granted to any such Optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and
(b) all Incentive Options granted to any such Optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at least six months from the date of such cessation if termination was caused by death or disability or at least thirty days from the date of such cessation if termination was caused by other than death or disability with the exact date of expiration within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the Incentive Option period, and if not so exercised within such time shall become void and of no effect at the end of such time; provided, however, that if any such option is in fact exercised at any time after three months following the date of such cessation, then for tax purposes such Option shall be a Nonqualified Option and not an Incentive Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         6.10 RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Incentive Option shall have no rights as a shareholder with respect to any shares of Company Stock covered by his or her Incentive Option until the date of the issuance of a share certificate to him or her for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

         6.11 NONASSIGNABILITY OF RIGHTS. No Incentive Option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the Incentive Option shall be exercisable only by him.

         6.12 LIMITATION. Notwithstanding any other provisions of the Plan, the aggregate Fair Market Value of the shares of Company Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

         6.13 OTHER PROVISIONS. Any Incentive Option Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator, which are not inconsistent with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, including the option of the Company to repurchase any shares issued upon the exercise of an option upon termination of employment. Incentive Options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         6.14 WITHHOLDING TAXES. In the event the Company determines that it is required to withhold state or federal income tax or FICA tax as a result of the exercise of any Option, it may require the Optionee to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements as a condition to the exercise of the Option, including the cancellation of a portion of the Option.

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                                   ARTICLE VII
                              NONQUALIFIED OPTIONS

         7.1 TERMS SPECIFIC TO NONQUALIFIED OPTIONS. Each Nonqualified Option granted pursuant to this Plan shall be evidenced by a written Nonqualified Option Agreement which shall specify that the Options subject thereto are Nonqualified Options. The granting of a Nonqualified Option shall take place only when this written Nonqualified Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the Optionee to whom such Nonqualified Option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any Nonqualified Option. The Nonqualified Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the terms and conditions of this Article.

         7.2 MEDIUM AND TIME OF PAYMENT. The Nonqualified Option price shall be payable in any manner permissible for Incentive Options set forth in
Section 6.2 above.

         7.3 NUMBER OF SHARES. The Nonqualified Option Agreement shall state the total number of shares to which it pertains.

         7.4 EXERCISE PRICE. Each Nonqualified Option shall state the Exercise Price, which price shall be 100% of the Fair Market Value on the date of grant of the Option; provided, however, that the exercise price shall not be less than 110% of the Fair Market Value if the person to whom such shares are granted owns 10% or more of the total outstanding stock of the Company.

         7.5 TERM OF NONQUALIFIED OPTION. Each Nonqualified Option granted under the Plan shall expire within a period of not more than ten years from the date the Nonqualified Option is granted.

         7.6 VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment. The Optionee's right to exercise this Option shall vest at the rate of no less than 20% per year over five years from the date the option is granted.

         7.7 DATE OF EXERCISE. The Administrator may, in its discretion, provide that a Nonqualified Option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects or fulfillment of specified duties or responsibilities or the fulfillment of specified financial or other objectives. Except as may be so provided, any Nonqualified Option may be exercised in whole at any time or in part from time to time during its term. The vesting schedule of an issued option may not be altered. Under no circumstances will vesting of nonqualified stock options under the Plan be accelerated.

         7.8 TERMINATION OF EMPLOYMENT. In the event that an Optionee who is an employee of the Company shall cease to be employed by the Company or any of its subsidiaries for any reason including without limitation as a result of his or her death or Disability, (a) all Nonqualified Options granted to any such Optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (b) all Nonqualified Options granted to any such Optionee pursuant to this Plan which are exercisable at the date of such

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cessation may be exercised at any time from three to six months of the date of such cessation, with the exact date of expiration within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the Nonqualified Option period, and if not so exercised within such time shall become void and of no effect at the end of such time.


                                  ARTICLE VIII
                                RESTRICTED SHARES

         8.1 TERMS SPECIFIC TO RESTRICTED SHARES. After the Administrator shall have determined to offer to an Offeree the right to purchase or receive Restricted Shares under the Plan, it shall cause to be delivered to the Offeree a written Restricted Stock Agreement which shall constitute the Company's offer to sell or issue Restricted Shares and shall contain the terms and conditions of purchase, including, without limitation, the number of shares which the Offeree shall be entitled to purchase, the purchase price per share, or if there shall be no purchase price, a statement to such effect, any other terms, conditions or restrictions relating thereto, and the number of days or period the Offeree shall have to accept such offer. The execution and delivery of the Restricted Stock Agreement by the Offeree to the Company within said number of days or period shall constitute acceptance of the offer and said Restricted Share Agreement shall, thereupon, become a binding obligation of the Company and the Offeree. Each Restricted Stock Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the terms and conditions of this Article.

         8.2 METHOD OF PAYMENT. The purchase price of the Restricted Shares, if any, shall be paid to the Company, (a) in cash; (b) by check or bank draft; (c) by a promissory note in a form acceptable to the Administrator; (d) by cancellation of indebtedness of the Company to the purchaser; (e) by waiver of compensation due or accrued to the purchaser for services rendered; (f) provided that a public market for the Company's common stock exists, through a "same day sale" commitment from the purchaser and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the purchaser irrevocably elects to purchase the Shares and sell a portion of the Shares so purchased which are vested and not subject to any repurchase rights of the Company to pay for the purchase price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the purchase price directly to the Company; (g) provided that a public market for the Company's stock exists through a "margin" commitment from the purchaser and an NASD Dealer whereby the purchaser irrevocably agrees to purchase the Shares and to pledge the Shares so purchased which are vested and not subject to any repurchase rights of the Company to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the purchase price directly to the Company; or (h) any combination of
(a), (b), (c), (d), (e), (f), or (h) above, as the Administrator shall in its discretion determine. The terms, manner and timing of such payment and the form and content of any promissory note, shall be included or made a part of the Restricted Share Agreement. If payment, in whole or in part, is made by a promissory note, the shares so purchased with such note shall be held in pledge with the Company to secure payment of the note. The pledge shall be in such form and shall contain such terms as the Administrator may deem appropriate.

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         8.3      NUMBER OF SHARES. The Restricted Stock Agreement shall state the total number of shares which the Offeree shall be entitled to purchase and whether or not the Offeree may purchase less than all of the shares offered.

         8.4 TERM OF OFFER. The Restricted Stock Agreement shall specify the number of days or other period the Offeree shall have to accept the offer, not to exceed ninety days from the date of such offer. If not accepted by the Offeree within such number of days or other period, the offer shall automatically terminate upon expiration thereof, and the offer shall thereupon be null and void and without further effect, except that the Administrator may extend such number of days or other period available for acceptance, not to exceed an additional ninety days. Acceptance of the offer shall occur when the Offeree has executed and redelivered to the Company one or more counterparts of the Restricted Stock Agreement in the form delivered to him by the Company and, to be effective, such acceptance must be without condition or reservation of any kind whatsoever.

         8.5 ESCROW OF DIVIDENDS. If payment for shares is made by a promissory note, all cash dividends paid with respect to the shares so purchased shall be held in escrow by the Company for the account of the purchaser without interest until such time as the shares are fully paid. Upon full payment of the promissory note, all of such escrowed dividends shall be paid to the purchaser without interest.

         8.6      SCHEDULE OF VESTING.

         (A) VESTING OF RESTRICTED SHARES. The right of the Company to repurchase Restricted Shares shall terminate in installments, and such right to repurchase the Restricted Shares shall be exercisable from time to time in whole or in part as to any Restricted Shares in which the repurchase right has yet to lapse. The Company's right to exercise this repurchase right shall lapse at the rate of no less than 20% per year over five years from the date the Restricted Shares are offered.

         (B) ADDITIONAL VESTING IN THE EVENT OF DEATH OR DISABILITY. If, during the term of his employment with the Company, Purchaser shall die or become physically or mentally disabled such that he is unable to fulfill the duties of his position with the Company (as certified by a competent, licensed physician or psychiatrist reasonably satisfactory to the Company), the Termination Date shall be deemed to have occurred one year beyond the actual date of death or disability and Purchaser's Shares shall be deemed to be vested to the extent of one year beyond the actual date of such death or disability.

         (C) CONSIDERATION FOR REPURCHASE OF RESTRICTED SHARES. The Company shall pay Offeree as consideration for the Shares to be acquired upon exercise of its right to repurchase the Restricted Shares the original purchase price paid by Offeree.


                                   ARTICLE IX
                           SPECIAL RULES APPLICABLE TO
                   NONQUALIFIED OPTIONS AND RESTRICTED SHARES

         9.1 RIGHTS AS A SHAREHOLDER. A Nonqualified Optionee or an Offeree of Restricted Shares shall have no rights as a shareholder with respect to any shares of Company Stock covered

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by his or her Nonqualified Option or Restricted Share Agreement until the date of the issuance of a share certificate to such Optionee or Offeree for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

         9.2 NONASSIGNABILITY OF RIGHTS. No Nonqualified Option or Restricted Share Agreement shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the Nonqualified Option or offer to purchase Restricted Shares shall be exercisable only by him or her.

         9.3 OTHER PROVISIONS. Any Nonqualified Option Agreement and any Restricted Stock Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator, and, without limiting the generality of the foregoing, the Board of Directors or the Committee, as the case may be, shall have discretion to offer to a person a choice between having Nonqualified Options granted or having Restricted Shares offered to him, or to grant both Nonqualified Options and issue Restricted Shares or to condition a grant of Nonqualified Options upon a purchase of shares under a Restricted Stock Agreement under the Plan. Nonqualified Options granted or offers to purchase Restricted Shares made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         9.4 WITHHOLDING TAXES. In the event the Company determines that it is required to withhold state or federal income tax or FICA tax as a result of the exercise of any Option or any purchase of Restricted Shares, it may require the Optionee or Offeree to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements as a condition to the exercise of the Option or the Restricted Stock Agreement, including the cancellation of a portion of the Option or Restricted Shares.


                                    ARTICLE X
                               PLAN ADMINISTRATION

         10.1     PLAN ADMINISTRATION.

         (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Committee of two or more persons appointed by the Board, all of whom are disinterested persons, which Committee shall include all the directors who are not employees of the Company or a parent or subsidiary corporation. Subject to further action by the Board, the Committee shall initially be comprised of the non-employee members of the Board, each of whom shall be ineligible to participate in the Plan.

         (b) The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. The Committee may from time to time, in its discretion, determine which persons shall be granted Incentive Options, Nonqualified Options or receive Restricted Shares under the Plan, the terms thereof, and the number of shares for which an Incentive Option or options or Nonqualified Option or options shall be granted or the number of Restricted Shares to be received.

         (c) In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

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                  (i)      To designate agents to carry out responsibilities
         relating to the Plan;

                  (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                  (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                  (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

         (d) Any action taken in good faith by the Board or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board and the Committee shall be absolute.

         10.2 LIMITATION ON LIABILITY. No Employee of the Company or member of the Board of Directors for the Company shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board of Directors, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.


                                   ARTICLE XI
                          CHANGES IN CAPITAL STRUCTURE

         11.1 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Incentive Options, Nonqualified Options and Restricted Stock Agreements in order to preserve, but not to increase, the benefits to persons then holding Incentive Options, Nonqualified Options and/or Restricted Stock Agreements. Under no circumstances will vesting of incentive stock options, nonqualified stock options and/or rights of purchase under the Plan be accelerated in connection with any changes in capital structure of the Company.

         11.2 MERGER OF COMPANY. In the event that the Company at any time proposes to sell substantially all of its assets, merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, the Plan and all unexercised Incentive Options or Nonqualified Options granted hereunder and all offers to purchase Restricted Shares shall terminate, unless provision is made in

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writing in connection with such transaction for (i) the continuance of the Plan and for the assumption of Incentive Options and Nonqualified Options theretofore granted, and all outstanding offers to purchase Restricted Shares, or the substitution for such Incentive Options, Nonqualified Options and offers to purchase Restricted Shares of new options covering, and new offers to purchase, shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the Incentive Options, Nonqualified Options and offers to purchase Restricted Shares theretofore granted or the new Incentive Options, Nonqualified Options and new offers to purchase Restricted Shares substituted therefor, shall continue in the manner and under the terms so provided or (ii) the substitution for the Plan and all outstanding Incentive Options and Nonqualified Options of a program or plan to provide rights to the holders of such options to receive on exercise of such rights, the type and amount of consideration they would have received had they exercised all options prior to such transaction and less the aggregate exercise price of such options (which rights shall vest and be generally subject to the terms of such options in the case of unvested options). Under no circumstances will vesting of incentive stock options, nonqualified stock options and/or rights of purchase under the Plan be accelerated in connection with any merger, consolidation or reorganization, whether or not the Company is the surviving corporation, or in connection with a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or other change in the corporate structure of the Company.


                                   ARTICLE XII
                              MISCELLANEOUS MATTERS

         12.1 AMENDMENT AND TERMINATION. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time which shall not substantially affect or impair the rights of any person under any Incentive Option or Nonqualified Option theretofore granted to him or under any Restricted Stock Agreement without his consent. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors of the Company may alter or amend the Plan to comply with requirements under the Internal Revenue Code relating to Restricted Stock options, Incentive Options, qualified options or other options which give the Optionee more favorable tax treatment than that applicable to options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, to the extent permitted by applicable law, any outstanding option granted hereunder shall be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions as the Administrator may determine. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

         (a) Increase the number of shares of Company Stock that may be issued under the Plan;

         (b)      Decrease the price at which Options may be granted;

         (c)      Amend this Section to defeat its purpose; or

         (d)      Amend the Plan more often than once in any six month period.

         12.2 SHAREHOLDER APPROVAL. Continuance of the Plan and the effectiveness of any option granted hereunder shall be subject to approval by the affirmative vote or written consent of the

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

holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon, within twelve months before or after the date the Plan is adopted by the Board.

         12.3 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect.

         12.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Optionee or Offeree to be consideration for, or an inducement to, or a condition of, the employment of any Optionee or Offeree. Nothing contained in the Plan shall be deemed to give the right to any Optionee or Offeree to be retained as an employee of the Company or to interfere with the right of the Company to discharge any Optionee or Offeree at any time.

         12.5 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Company Stock pursuant to Incentive Options, Nonqualified Options and Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

         12.6 NO OBLIGATION TO EXERCISE OPTION OR RIGHT OF PURCHASE. The granting of an Incentive Option, Nonqualified Option or the offer to purchase Restricted Shares shall impose no obligation upon the Optionee to exercise such an Incentive Option, Nonqualified Option or the Offeree to accept such offer to purchase Restricted Shares.

         12.7 GOVERNING LAW. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

         12.8 FINANCIAL INFORMATION TO EMPLOYEES. Optionees will receive annual financial statements of the Company within one hundred twenty days of the end of the Company's fiscal year.

         12.9 SPECIAL INFORMATION TO EMPLOYEES. The Company has entered into certain agreements with principal shareholders of the Company affecting voting of shares of Common Stock and Preferred Stock of the Company in which such shareholders have agreed to vote their shares for certain members of the Board of Directors and, in addition, such shareholders have other rights to purchase stock of the Company or which may restrict the ability of the Company to take certain actions. Such agreements include a Series A-1 and Series A-2 Preferred Stock Purchase Agreement dated December 8, 1993, as amended July 7, 1994, a Voting Agreement dated December 21, 1993, as amended on July 7, 1994, a Co-Sale Agreement dated December 21, 1993, an Investors Rights Agreement dated December 21, 1993 and a Stock Restriction Agreement dated September 30, 1993, by and between the Company, on the one hand, and the founding shareholders of the Company, on the other, all of which are available for Optionees review during normal business hours at the principal executive offices of the Company.

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